Exhibit 99.1

MBIA Comments on Moody’s Downgrade of MBIA’s Insurance Financial Strength Rating to A2

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI) issued the following statement in response to the decision today by Moody's Investors Service to downgrade MBIA Insurance Corporation’s insurance financial strength rating from AAA to A2 with negative outlook.

We are disappointed to learn of Moody’s decision and baffled by their analysis. We believe the fundamentals of the Company support a higher rating. Moody’s states in its release, for instance, that “…the group remains strongly capitalized, estimated to be consistent with a Aa level rating, and benefits from substantial embedded earnings in its existing insurance portfolio.” Yet that fact would seem to support sustaining a Aa rating while satisfying Aaa minimum capital requirements. With $16 billion in claims-paying resources, as the Company has made clear in numerous public statements, we have more than enough capital to meet obligations to policyholders. This is an issue of ratings and not solvency.

Given the varying public statements from Moody’s over the past several weeks, the outcome was difficult to gauge – although the Company is not unprepared. This ratings action will give certain holders of guaranteed investment contracts the right to terminate the contracts or to require that additional collateral be posted. Again, we have more than sufficient liquid assets to meet any additional requirements arising from any terminations or collateral posting requirements.

"Despite the change in our ratings from Moody’s, our financial condition is very strong,” said Jay Brown, MBIA Chairman and Chief Executive Officer. “We remain committed to maintaining capital strength for our policyholders and financial flexibility consistent with our goals of increasing shareholder value. We are moving forward with our transformation plan, which we will pursue in conjunction with the New York State Insurance Department and in consideration of our stakeholders.”

The following ratings have been downgraded by Moody’s:

  MBIA Insurance Corporation -- insurance financial strength to A2 from Aaa, and surplus notes to Baa1 from Aa2;
  MBIA Insurance Corporation of Illinois -- insurance financial strength to A2 from Aaa;
  Capital Markets Assurance Corporation -- insurance financial strength to A2 from Aaa;
  MBIA UK Insurance Limited -- insurance financial strength to A2 from Aaa;
  MBIA Assurance S.A. -- insurance financial strength to A2 from Aaa;
  MBIA Mexico S.A. de C.V.'s -- insurance financial strength to A2 from Aaa (the firm's Aaa.mx – national scale rating -- is affirmed);
  MBIA Inc. -- senior unsecured debt to Baa2 from Aa3, provisional senior debt to (P) Baa2 from (P) Aa3, provisional subordinated debt to (P) Baa3 from (P) A1, and provisional preferred stock to (P) Ba1 from (P) A2;
  North Castle Custodial Trusts I-VIII -- contingent capital securities to Baa2 from Aa3;

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA
Media:
Willard Hill, +1-914-765-3860
or
Elizabeth James, +1-914-765-3889
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Investor Relations:
Greg Diamond, +1 914-765-3190
or
APCO Worldwide
Media:
Jim McCarthy, +1-202-333-8810